UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

QuinStreet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Tower Lane, 12th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	QNST	The Nasdaq Stock Market LLC (Nadaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

New Senior Secured Credit Agreement

On January 2, 2026, QuinStreet, Inc., a Delaware corporation (“QuinStreet”), entered into the senior secured credit agreement (the “Financing Agreement”) by and among QuinStreet, Inc., as borrower (the “Borrower”), MUFG Bank, LTD., as administrative agent for the lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and certain other parties signatory thereto. The Financing Agreement provides for a new $150 million revolving credit facility (the “Revolving Credit Facility”).

The proceeds of the loans drawn under the Revolving Credit Facility are being used to partially fund QuinStreet’s acquisition of all of the issued and outstanding equity securities of SIREN GROUP AG d/b/a HomeBuddy, a company limited by shares (Aktiengesellschaft) and organized under the laws of Switzerland (“HomeBuddy”) and may be used to fund the general working capital needs and general corporate purposes of QuinStreet. The Revolving Credit Facility stated maturity date is January 2, 2031.

The Borrower’s obligations under the Financing Agreement are secured by first-priority liens on substantially all assets of the Borrower and certain subsidiaries, subject to certain excepts.

Interest on the borrowings under the Revolving Credit Facility is payable in arrears on the applicable interest payment date at an interest rate equal to, at QuinStreet’s option, either: (a) a SOFR-based rate (subject to a 0.00% per annum floor), plus an applicable margin of up to 2.75% per annum depending on the Consolidated Total Net Leverage Ratio (as defined in the Financing Agreement) or (b) a base rate (subject to a 0.00% per annum floor), plus an applicable margin up to 1.75% per annum depending on the Consolidated Total Net Leverage Ratio (as defined in the Financing Agreement). The Financing Agreement requires the Borrower to pay the lenders with commitments under the Revolving Credit Facility an unused commitment fee of up to 0.40% per annum depending on the Consolidated Total Net Leverage Ratio (as defined in the Financing Agreement) on the unused portion of the Revolving Credit Facility.

The Financing Agreement contains restrictions and covenants applicable to QuinStreet and its subsidiaries. Among other requirements, QuinStreet may not permit (i) the Consolidated Total Net Leverage Ratio (as defined in the Financing Agreement) to be greater than a certain specified ratio for any date of determination during the term of the Financing Agreement or (ii) the Consolidated Interest Coverage Ratio (as defined in the Financing Agreement) to be less than a certain specified ratio for any date of determination during the term of the Financing Agreement.

The Financing Agreement also contains customary covenants that limit, among other things, the ability of QuinStreet and its subsidiaries to (i) incur indebtedness, (ii) incur liens on their property, (iii) pay dividends or make certain other distributions, (iv) sell their assets, (v) make certain loans or investments, (vi) merge or consolidate), (vii) voluntarily repay or prepay certain indebtedness and (viii) enter into transactions with affiliates, in each case subject to certain exceptions. The Financing Agreement contains customary representations and warranties and events of default.

The foregoing summary of the terms of the Financing Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Financing Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 2, 2026, QuinStreet completed the previously announced acquisition of all of the issued and outstanding equity securities of HomeBuddy, pursuant to that certain Share Purchase Agreement (the “Purchase Agreement”), dated as of November 30, 2025, by and among QuinStreet, HomeBuddy, the Shareholders (as defined in the Purchase Agreement) listed on Schedule I thereto (each, a “Seller” and collectively, the “Sellers”) and Maxym Entin, solely in his capacity as the representative of the Shareholders.

At closing, QuinStreet paid $115.0 million in cash, subject to certain adjustments as provided in the Purchase Agreement. Pursuant to the Purchase Agreement, QuinStreet is obligated to pay $75.0 million in additional post-closing payments, payable in equal annual installments over a four-year period.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to QuinStreet’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2025 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the Financing Agreement is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses or Funds Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(d) Exhibits.

Exhibit No.	Description

2.1*	Share Purchase Agreement, dated as of November 30, 2025, by and among QuinStreet, SIREN GROUP AG (d/b/a HomeBuddy), the Shareholders listed on Schedule I thereto and Maxym Entin, solely as the representative of the Shareholders (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K dated December 3, 2025).
10.1*	Financing Agreement dated as of January 2, 2026, by and among QuinStreet, as Borrower, the other Loan Parties thereto, the Lenders party thereto, the Issuing Banks party thereto and MUFG BANK, LTD., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. QuinStreet will furnish copies of such schedules to the SEC upon its request; provided, however, that QuinStreet may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINSTREET, INC.

Date: January 2, 2026	By:	/s/ Doug Valenti
		Name:	Doug Valenti
		Title:	Chairman and Chief Executive Officer